Exhibit 23.3

                       Hirsch Silberstein & Subelsky, P.C.

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Eirectors
Enercorp, Inc.
West Bloomfield, Michigan

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement, of our report dated
September 22, 1998, relating to the consolidated financial statements of Enercorp, Inc. appearing in Enercorp's Annual Report on Form 10-KSB for its fiscal year ended June 30, 1998 and to the reference to our Firm under the heading "Experts" in the Prospectus.



HIRSCH, SILBERSTEIN & SUBELSKY, P.C.



Farmington Hills, Michigan
September 17, 1999